EXHIBIT (h)(24)
Amendment to Participation Agreement
DWS Variable Series I (formerly Scudder Variable Series I)
DWS Scudder Distributors, Inc. (formerly Kemper Distributors, Inc.)
Farmers New World Life Insurance Company
Amendment No. 3
     This Amendment No. 3 to the Participation Agreement dated April 14, 2000, as amended by Amendment No. 1 dated April 21, 2001, and Amendment No. 2, Letter Agreement dated August 30, 2002 (collectively, the “Agreement”), by and between DWS Variable Series I (formerly Scudder Variable Series I), (the “Fund”), Deutsche Investment Management Americas Inc. (formerly Scudder Kemper Investments, Inc.)(the “Advisor), DWS Scudder Distributors, Inc. (formerly Kemper Distributors, Inc.) (the “Underwriter”), and Farmers New World Life Insurance Company (the “Company”), is effective as of May 31, 2008.
     WHEREAS, the Company, the Fund, the Advisor and the Underwriter have entered into the Agreement whereby the Fund would serve as an investment vehicle for a certain separate accounts(s) of the Company, the Advisor and the Underwriter would sell shares of certain series and/or classes (“Portfolios”) to such separate account(s); and
     WHEREAS, the Company will issue a new variable life insurance product, Farmers EssentialLife Universal Life, effective September 1, 2008, and desires to utilize shares of one or more Portfolios as an investment vehicle for Farmers EssentialLife Universal Life insurance contracts funded by the separate account(s).
     NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged, the parties agree as follows:
1.	The portfolios to be made available to the Company as the sponsor of the separate accounts shall be amended as listed in Exhibit A, attached hereto and incorporated herein by reference, which identifies the separate accounts and provides the names of the Portfolios as well as the associated policy contract(s).

2.	All other provisions of the Agreement not expressly modified by this Amendment No. 3 shall remain in full force and effect. Any conflict between the terms and conditions provided in this Amendment No. 3 and the terms and conditions of the Agreement shall be controlled by the terms and conditions of this Amendment No. 3.

3.	This Amendment No. 3 may be executed simultaneously in multiple counterparts, each of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties has caused it duly authorized officers to execute this Amendment No. 3.

The Fund	DWS Variable Series I (formerly Scudder Variable Series I)

	By:	/s/ Michael G. Clark

	Name:	Michael G. Clark
	Title:	President

The Underwriter	DWS Scudder Distributors, Inc. (formerly Kemper Distributors, Inc.)

	By:	/s/ Philipp Hensler

	Name:	Philipp Hensler
	Title:	CEO & Chairman

	By:	/s/ Michael Colon

	Name:	Michael Colon
	Title:	COO

The Advisor	Deutsche Investment Management Americas Inc. (formerly Scudder Kemper Investments, Inc.)

	By:	/s/ Michael Colon

	Name:	Michael Colon
	Title:	COO

	By:	/s/ John B. Ashley

	Name:	James B. Ashley
	Title:	Director

The Company	Farmers New World Life Insurance Company

	By:	/s/ Mike Keller

	Name:	Mike Keller
	Title:	Senior Vice President

EXHIBIT A
Amendment to Schedule A of the DWS Variable Series I Participation Agreement
Name of Separate Account and Date Established by FNWL Board of Directors
Farmers Annuity Separate Account A - 4-6-99
811-09547
Farmers Variable Life Separate Account A - 4-6-99
811-09507
Portfolios to be made available to FNWL as sponsor of the Separate Accounts and the Contracts associated with the Portfolio:

Scudder Variable Series I (formerly Kemper Variable Series)

DWS Variable Series I

DWS Bond VIP	Class A

Farmers EssentialLife Variable Universal Life
Farmers Variable Annuity
Farmers Variable Universal Life

DWS Global Opportunities VIP	Class A

Farmers EssentialLife Variable Universal Life
Farmers Variable Annuity
Farmers Variable Universal Life

DWS Growth & Income VIP	Class A

Farmers Variable Annuity
Farmers Variable Universal Life

DWS International VIP	Class A

Farmers EssentialLife Variable Universal Life
Farmers Variable Annuity
Farmers Variable Universal Life